UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

August 14, 2019

Date of Report (Date of earliest event reported)

DASEKE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37509 (Commission File Number)	47-3913221 (IRS Employer Identification No.)

15455 Dallas Parkway, Suite 550 Addison, Texas	75001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 248-0412

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	DSKE	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act   ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 14, 2019, Don R. Daseke, the Chief Executive Officer and Chairman of the Board of Directors (the “Board”) of Daseke, Inc. (the “Company”), notified the Company of his intention to resign from his positions as Chief Executive Officer and Chairman of the Board of the Company, effective immediately. Mr. Daseke will continue to serve as a director of the Company with the title “Chairman Emeritus.”

On August 15, 2019, the Company announced that the Board appointed Christopher Easter, the Company’s Chief Operating Officer, as interim Chief Executive Officer of the Company, effective immediately. There are no transactions between the Company and Mr. Easter that would require disclosure under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Easter and any officer or director of the Company. There are no arrangements or understandings between Mr. Easter and any other person pursuant to which he was selected as interim Chief Executive Officer. Mr. Easter will also continue serving as the Company’s Chief Operating Officer.

Mr. Easter, age 56, has served as the Chief Operating Officer of Daseke, Inc. since January 2019.  Previously, Mr. Easter served as Senior Vice President Americas at Wallenius Wilhelmsen Ocean and Solutions, a position he held since September 2018, and as President of Keen Transportation at Wallenius Wilhelmsen Logistics (“Wallenius”) from December 2017. Before its acquisition by Wallenius in December 2017, Mr. Easter served as CEO and President of Keen Transport, Inc. (“Keen Transport”), beginning in August 2012. Keen Transport is a specialized transportation, warehouse, and logistics company focused on serving the industrial equipment market. Mr. Easter has also served in various roles with Schneider National, Inc. and Walmart Inc., where he was responsible for overseeing the transportation of goods from around the world. Mr. Easter received his bachelor’s degree from the United States Military Academy at West Point and served for more than eight years in The United States Army. His service included deployment during Operation Desert Storm where he led logistics teams and was awarded the Bronze Star.

Additionally, on August 15, 2019, the Company announced that the Board appointed Brian Bonner, a member of the Board, as Executive Chairman of the Board, effective immediately. There are no transactions between the Company and Mr. Bonner that would require disclosure under Item 404(a) of Regulation S-K, except that in connection with the merger transaction in February 2017, Mr. Bonner was issued 43,261 shares of the Company’s common stock. Mr. Bonner is also party to the amended and restated registration rights agreement with the Company, dated February 27, 2017. There are no family relationships between Mr. Bonner and any officer or director of the Company. There are no arrangements or understandings between Mr. Bonner and any other person pursuant to which he was selected as Executive Chairman.

Mr. Bonner, age 62, has served as a member of the Board of Directors of Daseke, Inc. since February 2015. Mr. Bonner served as Vice President and Chief Information Officer of Texas Instruments, a publicly traded company, from January 2000 to May 2014. In this role, Mr. Bonner managed the business and technology aspects of IT operations. Prior to being appointed Chief Information Officer, Mr. Bonner served Texas Instruments for over 33 years in a number of strategic leadership roles and positions in general management, mass marketing and global product management. Mr. Bonner served as a member on the board of directors of Copper Mobile from June 2012 through October 2015 and is currently an advisory board member for Southern Methodist University’s Computer & Electrical Engineering Department. Mr. Bonner also served as an advisory board member for Gemini Israel Funds from June 2004 to May 2015. Mr. Bonner holds an M.B.A. in Marketing and Finance from the Fuqua School of Business at Duke University, an MSEE and BSEE from the University of Michigan, and a B.A. in Physics from Kalamazoo College. He received the Minority & Women Business Development Award from Texas Instruments, the Transformational CIO Award from HMG Strategies and the Most Innovative User of Technology from Information Week Magazine.

Item 7.01                   Regulation FD Disclosure.

The following information is being furnished pursuant to Item 7.01 of Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

On August 15, 2019, the Company issued a press release announcing the matters discussed above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01                   Other Events

The Board has determined to postpone the 2019 annual meeting of stockholders (the “Annual Meeting”), which was previously scheduled to be held on Tuesday, August 20, 2019. The postponed Annual Meeting will be held on Wednesday, September 4, 2019. The postponement of the 2019 annual meeting does not commence a new time period (or extend any time period) for the giving of a stockholder’s notice pursuant to the advance notice provisions of the Company’s Bylaws or pursuant to Rule 14a-8. Only stockholders of record as of the close of business on Monday, June 24, 2019, shall be entitled to vote at the Annual Meeting or any postponement or adjournment thereof.

Item 9.01.                Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description
99.1*	Press release dated August 15, 2019.

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DASEKE, INC.

August 15, 2019	By:	/s/ R. Scott Wheeler
	Name:	R. Scott Wheeler
	Title:	President